JOINT FILING AGREEMENT


        This will confirm the agreement by and among all of the undersigned that this Schedule 13D filed on or about this date with respect to the beneficial ownership by the undersigned of Common Stock of Financial Security Assurance Holdings Ltd. is being, and any and all amendments to such Schedule may be, filed on behalf of each of the undersigned.

Date:  May 20, 1999
                                       SALOMON BROTHERS HOLDING COMPANY INC


                                       By:/s/ Howard M. Darmstadter
                                          -------------------------
                                       Name:  Howard M. Darmstadter
                                       Title: Assistant Secretary


                                       SALOMON SMITH BARNEY HOLDINGS INC.


                                       By:/s/ Howard M. Darmstadter
                                          -------------------------
                                       Name:  Howard M. Darmstadter
                                       Title: Assistant Secretary


                                       CITIGROUP INC.


                                       By:/s/ Marla Berman Lewitus
                                          ------------------------
                                       Name:  Marla Berman Lewitus
                                       Title: Assistant Secretary



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